Exhibit 99.1

Avalon GloboCare Signs Definitive Agreement for Transformational Acquisition of Leading Laboratory with 2021 Unaudited Revenue in Excess of $25 Million

Company to acquire a majority interest in Laboratory Services MSO, LLC, a leading reference laboratory with 2021 unaudited revenue in excess of $25 million, net income in excess of $10 million and over 600,000 tests completed since inception

Cash portion to be financed with a private placement of $15 million of Avalon preferred stock, convertible at a floor of $1.00 per share, with leak-out provisions and no warrants

Company to Begin Trading under New Symbol “ALBT” on November 10, 2022

FREEHOLD, N.J., November 8, 2022 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”)(NASDAQ: AVCO), a leading global developer of innovative cell-based technologies and therapeutics, today announced that it has signed a definitive acquisition agreement (the “Acquisition Agreement”) to acquire a 60% interest in Laboratory Services MSO, LLC, a premier reference laboratory. In connection with the transaction, and to reflect the expanded focus on lab testing and services, Avalon will be changing its ticker symbol from “AVCO” to “ALBT.” Shares of Avalon’s common stock will begin trading under the new ticker symbol “ALBT” on the Nasdaq Capital Market on Thursday, November 10, 2022. Until such time, Avalon’s common stock will continue to trade under the symbol “AVCO.”

Headquartered in Costa Mesa California, Laboratory Services provides a broad portfolio of diagnostic tests including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. Specific capabilities include STAT blood testing, qualitative drug screening, genetic testing, urinary testing, sexually transmitted disease testing and more. Laboratory Services has developed a premier reputation for customer service and fast turnaround times in the industry. Laboratory Services has completed over 450,000 tests since inception, operates with 2021 unaudited annual revenue in excess of $25 million and has two locations in California.

Total consideration for the acquisition will be $31 million, consisting of (i) $15 million in cash, (ii) $15 million in shares of the Company’s Series B preferred stock and (iii) $1,000,000 payable on the first anniversary of the closing date. The preferred shares will be restricted from conversion for 12 months and thereafter will have leak-out provisions restricting conversion to only 10% of total holdings.

The Company paid a $5 million refundable cash advance in connection with the signing of the definitive agreement. Additionally, the seller will have an earnout tied to 2022 and 2023 positive cash flow targets of up to $10 million, payable in a combination of cash and shares of the Company’s common stock. At closing of the transaction, Sarah Cox, the Co-founder and CEO of Laboratory Services, will become Chief Operating Officer of the Company and will join the Company’s Board of Directors.

The closing of the transactions contemplated by the Agreement is subject to customary conditions to closing, including completion of financing for the remainder of the cash purchase price. The transaction is expected to close in 30 days, subject to a 90 day right of extension by the Company.

In connection with the transaction, the Company completed a private placement of $5 million in shares of the Company’s Series A preferred stock, which shares are convertible into shares of the Company’s common stock at the greater of $1.00 or 90% of the closing price of the Company’s common stock on the Nasdaq Stock Market on the day prior to conversion. The Company intends to raise an additional $10 million to finance the remaining cash purchase price under the same terms. The holders of the Series A preferred stock will be restricted from selling the shares of common stock issuable upon conversion of the Series A preferred stock for a period of 9 months and will be limited to selling no more than 10% of their shares of common stock in any calendar month. In connection with the acquisition, the Company will be issuing to the seller $15 million in shares of the Company’s Series B preferred stock, which shares will be convertible into shares of the Company’s common stock at a conversion price of $0.575 per share. The holders of the Series B preferred stock will be restricted from selling the shares of common stock issuable upon conversion of the Series B preferred stock for a period of 12 months from closing and will be limited to selling no more than 10% of their shares of common stock in any calendar month.

David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon, commented, “This is a transformative acquisition for Avalon as it brings significant revenue and positive cash flow and is expected to be highly accretive to earnings while adding strong clinical synergies to the existing Avalon portfolio. Laboratory Services has an impressive history of growth and is an established leader within the highly fragmented market for lab testing and services. Laboratory Services’ diagnostic business is highly synergistic with our existing precision companion diagnostic business and cellular technology platforms.”

“We are delighted to welcome Sarah Cox, Co-founder and CEO of Laboratory Services, and the entire Laboratory Services team to Avalon. Sarah and her team have a proven track record and tremendous reputation within the industry,” concluded Dr. Jin.

Sarah Cox, Co-Founder and CEO of Laboratory Services, further noted, “We could not be more excited to join forces with Avalon, as we share a common culture and commitment to putting the patient’s needs first. We have become a one stop shop for most clinical testing and each client is provided white glove treatment. We believe that the combination of our established infrastructure with Avalon’s resources, as well as cutting edge diagnostic and immune-therapy platform, is expected to establish Avalon as a formidable force in this rapidly growing industry.”

A more complete description of the terms of and conditions of the proposed transaction, conditions to closing and related matters will be included in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”), which report will be available at the SEC’s website at www.sec.gov.

The securities described above were and will be offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and have not been and will not be registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Advisors

Revere Securities LLC is acting as an advisor to Avalon in the transaction. Lowenstein Sandler LLP is acting as legal counsel to Avalon in the transaction. Blythe Global LLC is acting as accounting advisor.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: AVCO) is a clinical-stage, vertically integrated, leading CellTech bio-developer dedicated to advancing and empowering innovative, transformative immune effector cell therapy, exosome technology, as well as cell therapy related companion diagnostics. Avalon also provides strategic advisory and outsourcing services to facilitate and enhance its clients’ growth and development, as well as competitiveness in healthcare and CellTech industry markets. Through its subsidiary structure with unique integration of verticals from innovative R&D to automated bioproduction and accelerated clinical development, Avalon is establishing a leading role in the fields of cellular immunotherapy (including CAR-T/NK), exosome technology (ACTEX™), and regenerative therapeutics. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

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Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the potential transaction and financing and conditions to closing and the business of Laboratory Services. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

avco@crescendo-ir.com